SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 28, 2012 (March 24, 2012)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The disclosure in the last paragraph of Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

Our board of directors has been working with Bank of America Merrill Lynch since mid-February and has authorized them to explore strategic alternatives to maximize shareholder value, including a potential sale of our company or a strategic combination with a third party. Our board has formed a Strategic Alternatives Committee comprising independent directors Ryland P. (Skip) Davis, Melvin L. Keating and Ronald Taylor. This committee will work with Bank of America Merrill Lynch in its review. The evaluation of strategic alternatives will not necessarily result in any changes to our current business plan or any transaction or agreement. We do not intend to disclose developments regarding this process unless and until a final decision is made.

We will continue to operate in the ordinary course and to execute our strategic plan to position our company for growth and value creation, including pursuing transactions for our assets currently held for sale. We have made important progress executing our three-pronged strategy to reduce debt, expand our franchise program and improve the competitive position of our hotels. Among other accomplishments, in the past year, we completed the strategic sale of Seattle Fifth Avenue, allowing us to acquire previously-leased hotels and strengthen our balance sheet with the retirement of more than $28 million in debt.

The press release that we issued today in connection with this announcement is included as Exhibit 99.1 to this report.

On March 24, 2012, Peter F. Stanton informed our board of directors of his decision not to stand for re-election as a director at our annual meeting of shareholders scheduled for May 23, 2012. He reached this decision because he felt increased personal and professional obligations would no longer allow him to contribute the time required of a public company director. He noted that he is in agreement with the board’s decision to authorize Bank of America Merrill Lynch to explore strategic alternatives to maximize shareholder value. Mr. Stanton has been a valued member of our board. His executive level experience and his extensive knowledge of the banking industry and credit markets have been especially beneficial to our company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated March 28, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: March 28, 2012	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary

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